U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549





Form 8-K



Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of report (Date of earliest event reported):  June 12, 1996



Aprogenex, Inc.
(Exact Name of Registrant as Specified in Its Charter)



Delaware
(State or Other Jurisdiction of Incorporation)

	1-12416	76-0269632
	(Commission File Number)	(I.R.S. Employer
Identification No.)

	8000 El Rio Street, Houston, Texas	77054
	(Address of Principal Executive Offices)	(Zip Code)

(713) 748-5114
(Registrant's Telephone Number, Including Area Code)





Item 5.  Other Events
On June 12, 1996, Aprogenex, Inc. (the "Company") completed the sale of $2,005,000 of convertible notes (the "Notes") and warrants to acquire 130,323 shares of Common Stock, $.001 par value (the "1996 Warrants") in a private placement. The following sections describe certain of the principal terms of the transaction and the securities.

Principal Terms of the Convertible Notes. On June 12, 1996, the Company issued $2,005,000 principal amount of Notes due on May 29, 1998.
The Notes bear interest at the rate of 10% per annum, based on a 365 day year, compounded quarterly. Interest is payable at maturity or upon prepayment.
The Notes are convertible into Common Stock at the option of the holder at any time after the earlier of (i) the approval for listing by the American Stock Exchange (the "AMEX") of the Common Stock issuable upon conversion of the Notes, or (ii) if the Common Stock of the Company ceases to be listed for trading on the AMEX, on the day of such de-listing. However, the Notes may not be converted after the close of business on the fifth business day prior to either the scheduled maturity or any scheduled redemption.
The Notes are convertible into Common Stock at a rate of one share of Common Sock for every $1.10 in principal and accrued interest (the "Conversion Price"). Accordingly, the Notes are initially convertible into a total of 1,822,727 shares of Common Stock, but such number of shares will increase as a result of interest on the Notes and may be further adjusted by changes in the Conversion Price as set forth herein. All or part of the principal amount of the Notes may be converted at the election of the holder, but accrued interest applicable to the converted principal amount will also be converted into Common Stock.
On the twentieth business day prior to the maturity date of the Notes (the "Reset Date"), the Conversion Price will be adjusted to the average of the closing price of the Common Stock on the AMEX (or such other trading forum as may be applicable at that time) for the ten trading days prior to the Reset Date (the "Reset Conversion Price") if and only if such new Reset Conversion Price is lower than the then-current Conversion Price. However, such price shall not be less than 50% of the then-Conversion Price.
The Notes contain provisions to protect the holders against dilution by adjusting the number of shares issuable upon conversion thereof.
The Company has the right to prepay principal and accrued interest upon twenty days notice to the holders of the Notes. However, the holders have the right to convert the Notes into Common Stock as set forth above prior to such redemption.
On or prior to August 11, 1996, the Company intends to file a Registration Statement on Form S-3 to register the resale of Common Stock issuable upon conversion of the Notes. See "Registration of Additional Securities" herein.
The principal and accrued interest of the Note become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.
Principal Terms of the 1996 Warrants. Warrants to acquire 130,323 shares of Common Stock were issued in conjunction with the Notes, or warrants for approximately 6,500 shares for every $100,000 of principal.
The 1996 Warrants entitle the holders thereof to purchase Common Stock at $1.10 per share and are exercisable at any time after the earlier of (i) the approval for listing by the American Stock Exchange (the "AMEX") of the Common Stock issuable upon exercise of the warrants, or (ii) if the Common Stock of the Company ceases to be listed for trading on the AMEX, on the day of such de-listing, but such exercise must occur prior to the close of business on May 28, 1999. The 1996 Warrants contain provisions to protect the holders thereof against dilution by adjusting the price at which the 1996 Warrants are exercisable and the number of shares issuable upon exercise thereof upon the occurrence of certain events. Commencing September 10, 1996, the holders of the May Warrants will have "piggyback" registration rights to require the Company to include the Common Stock underlying such warrants in certain registration statements filed by the Company.

Purchases by Affiliates. A substantial part of the Notes and 1996 Warrants were purchased by existing stockholders and affiliates of the Company. W.S. Farish and Company purchased $1,170,000 of Notes and 1996 Warrants to acquire 76,050 shares of Common Stock. W.S. Farish and Company was the beneficial owner of approximately 9.3% of the outstanding Common Stock prior to the purchase. This purchase will increase the beneficial ownership of W.S. Farish and Company to approximately 25.5% as of June 12, 1996. Terry Ward is the Financial Vice President of W.S. Farish and Company, and is a director and Chairman of the Board of the Company. Mr. Ward purchased $70,000 of Notes and 1996 Warrants to acquire 4,550 shares of Common Stock. Including the shares beneficially owned by W.S. Farish and Company, Mr. Ward beneficially owned 9.8% of the Common Stock of the Company prior to the purchase and 26.8% of the Common Stock after the purchase. Mr. Ward disclaims such beneficial ownership of securities owned by W.S. Farish and Company. Additionally, Mr. W.S. Farish and members of his family acquired $150,000 of the Notes and 1996 Warrants to acquire 9,750 shares of Common Stock. Mr. Farish is a director and stockholder in W.S. Farish and Company. Further information with respect to the security ownership of purchasers of Notes and 1996 Warrants may be available through any filings of these parties pursuant to the Securities and Exchange Act of 1934.

Net Proceeds From the Offering. The net proceeds from the sale of the Notes and the 1996 warrants totaled approximately $1.8 million after deducting the estimated expenses and fees related to the offering. The Company expects the proceeds from the sale to fund its normal operations through 1996. See "Forward-Looking Statements" herein.
The Company has assigned a value of approximately $.50 per share of Common Stock to the 1996 Warrants, or a total of $65,000. This valuation was based on review of the trading history of the Common Stock, the non-transferable provisions of the 1996 Warrants, and various other factors. The value assigned to the 1996 Warrants will be treated as issue discount on the Notes and amortized as additional interest on the Notes. Such amortization will increase the effective interest rate on the Notes to approximately 11.7%, assuming the Notes remain outstanding until maturity.

Press Release. On June 13, 1996, Aprogenex, Inc. (the "Company") released a press release that included a description of the Company's private placement activities and cash resources. The text of the release is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference.

Registration of Additional Securities. On or prior to August 11, 1996, the Company intends to file a Registration Statement on Form S-3 to register the resale of Common Stock issuable upon conversion of the Notes. Certain holders of unregistered Common Stock or securities of the Company to acquire Common Stock issued by the Company prior to 1996 (collectively, the "Unregistered Securities") have the right to have the Unregistered Securities included in such Registration Statement. The Company expects certain of these holders of Unregistered Securities, including certain affiliates of the Company, to exercise their right to register the resale of all or part of their Unregistered Securities. The registration of such Unregistered Securities will reduce the restrictions on resale of such Common Stock, and such Common Stock could be sold during the time that the Registration Statement is effective. The sale of such Unregistered Securities pursuant to the Registration Statement could have an adverse affect on the trading price of the Common Stock of the Company.

Adjustments to Preferred Stock and Other Warrants. As a result of the sale of the Notes and the 1996 Warrants, there were changes in the exercise price and number of shares for which warrants were exercisable pursuant to the anti-dilution provisions of certain of the Company's outstanding warrants. As a result of such adjustments, warrants for 110,941 shares exercisable at $7.39 per share increased to 144,586 shares exercisable at $5.67 per share, warrants for 12,093 shares exercisable at $9.54 per share increased to 15,951 shares exercisable at $7.24 per share, and warrants for 111,100 shares exercisable at $10.63 per share increased to 147,424 shares exercisable at $8.01 per share. Additionally, as a result of the sale, the conversion rate of the Company's outstanding Series A Convertible Preferred Stock increased from 4.26 shares to 4.98 shares of Common Stock for every share of Series A Convertible Preferred Stock (or a decrease in the conversion price from $2.35 to $2.01 per share). Additionally, the Company's outstanding warrants to acquire 45,900 shares of Series A Convertible Preferred Stock will benefit from the same increase in conversion rate.

Forward looking Statements. The statements contained in this document regarding future cash uses and requirements, expected expenditure levels and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties. While various factors will influence the outcome of these forward-looking statements, the principal factors, among others, that will affect the uses of cash during 1996 included the progress or results of the Company's development activities, including any need for additional capital equipment, personnel or consultants or revisions to product development activities that may arise from interim results of such activities; competition in the marketplace, including the various factors that may affect sales of the Company's research products or the need to alter research plans or development activities to respond to competition or technological changes; collaborative relationships with others that may alter existing plans; retention of key personnel and the need to expend resources to replace such individuals; any litigation that may arise; and the need to expend resources on seeking additional financing.
Additional factors to consider in assessing the risks and uncertainties of such forward-looking statements include, but are not limited to, those relating to: the Company's products being in the early stage of development; uncertainty of developing markets; the need for additional financing and limited access to capital funding; the Company's limited operating history; its accumulated deficit and anticipated losses; government regulation (including that the Company's products are subject to extensive regulation and required government approvals, that there is no assurance of regulatory approvals and that failure to obtain such approvals will have an adverse effect; uncertainty of the type of, timing or receipt of FDA approval; that the Company will be subject to numerous international regulations and that other regulations may adversely affect the Company); the Company's reliance on distributors and collaborative partners; license patents and trade secrets (including the uncertainty of domestic and international patent protection, the possibility of patent infringement claims against the Company, the Company's reliance on trade secrets and proprietary know-how and that there is no assurance of confidentiality); the potential adverse effects of technological change and competition; potential of limited third-party reimbursement; use of hazardous materials; possibility of product liability claims; dependence on key personnel; limited manufacturing and marketing experience; uncertainty relating to health care reform measures; and other factors detailed in the Company's Securities and Exchange Commission filings.


Item 7.  Financial Statements and Exhibits
	(b.)  Exhibits

Exhibit
Number	Document Description

4.1(a)	Convertible Note Subscription Agreement dated as of
May 1, 1996 among Aprogenex, Inc. and the various purchasers.

4.1(b)	Form of Convertible Note dated as of June 12, 1996.

4.2	Warrant Agreement dated as of May 1, 1996 among
Aprogenex, Inc. and the various warrantholders.

99.1	Press Release dated June 13, 1996.




SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	APROGENEX, INC.


DATE: June 25, 1996	BY:	  /s/ J. Donald Payne
		J. Donald Payne
Vice President - Finance and
Chief Financial Officer

Exhibit Index


Exhibit
Number	Document Description


4.1(a)	Convertible Note Subscription Agreement dated as of
May 1, 1996 among Aprogenex, Inc. and the various purchasers.

4.1(b)	Form of Convertible Note dated as of June 12, 1996.

4.2	Warrant Agreement dated as of May 1, 1996 among
Aprogenex, Inc. and the various warrantholders.

99.1	Press Release dated June 13, 1996.